UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2021

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

FLORIDA (State or other jurisdiction of incorporation)	001-36605 (Commission File Number)	47-2482414 (IRS Employer Identification No.)

200 W. FORSYTH STREET, 7TH FLOOR JACKSONVILLE, FLORIDA (Address of principal executive offices)	32202 (Zip Code)

(904) 858-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PATI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Due to public health concerns relating to the coronavirus (COVID-19) pandemic, the Company’s 2021 Annual Meeting of Shareholders to be held on February 3, 2021 at 11:00 A.M., E.S.T. (“the 2021 Annual Meeting”) will be held solely by means of remote communication, in a “virtual only” format. Shareholders can access the 2021 Annual Meeting by either: (i) going to www.patriottrans.com, clicking the Investor Relations tab, and then clicking the link titled “2021 Annual Shareholders Meeting”; (ii) directly clicking the following link https://zoom.us/j/93026132173?pwd=WmlrZDlKUTQ1ekF0dmlDaTVtL2U2UT09; or (iii) dialing in to +1 929 205 6099, meeting ID 930 2613 2173, passcode PATI. The 2021 Annual Meeting will be conducted in accordance with the Rules of Conduct attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

4.1       Rules for Conduct for the 2021 Annual Meeting of Patriot Transportation Holding, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT TRANSPORTATION HOLDING, INC.

Registrant

Date: February 1, 2021                                                            By: /s/ Matthew C. McNulty

                                                                                                          Matthew C. McNulty

                                                                                                 Chief Financial Officer